Exhibit 10.27


                                NTL INCORPORATED
                              110 East 59th Street
                                   26th Floor
                            New York, New York 10022

                                                     September 12, 2001

France Telecom S.A.
208-212, rue Raymond Losserand
75505 Paris Cedex 15, France

Ladies and Gentlemen:

         In connection with the exchange of the shares of 5% Cumulative Preferred Stock, Series A of NTL Incorporated ("NTL") for shares of Cumulative Convertible Preferred Stock, Series A of NTL pursuant to the terms and subject to the conditions contained in the Agreement, dated of even date herewith, by and among NTL and France Telecom S.A. ("France Telecom"), and the other parties signatories thereto, governing the exchange, NTL and France Telecom hereby agree pursuant to and in compliance with Section 9.10 of the Investment Agreement, dated July 26, 1999, as amended, by and between NTL and France Telecom (the "Investment Agreement"), to:

         (1) amend and restate in its entirety Section 5.09(h) of the Investment Agreement as set forth below:

                  "(h) Nothing contained in this Agreement shall prohibit the Purchaser from acquiring (i) at any time prior to June 30, 2002, up to 25% of the Diluted Shares and (ii) at any time on and after June 30, 2002, up to 34% of the Diluted Shares; provided that in the event that the Company elects not to exercise its right on March 27, 2002 to delay convertibility of the shares of Cumulative Convertible Preferred Stock, Series A of the Company (the "Cumulative Convertible Preferred Stock"), pursuant to paragraph (9)(a)(x)(I) of the Certificate of Designation governing the terms of the Cumulative Convertible Preferred Stock, the threshold percentage set forth in clause (i) above shall be increased to and set at 34% of the Diluted Shares from and after March 28, 2002."; and

         (2) add a new subsection to Section 5.09 of the Investment Agreement, which Section 5.09(i) of the Investment Agreement shall read in its entirety as follows:

                  "(i) The shares of Common Stock issuable upon conversion of the Cumulative Convertible Preferred Stock shall be subject to the transfer restrictions set forth in Sections 5.09(c), (d)(ii), (f) and (g) of the Investment Agreement."

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         Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Investment Agreement. NTL and France Telecom agree that any modification or amendment of this letter agreement shall be made pursuant to Section 9.10 of the Investment Agreement.

         This letter agreement constitutes the entire agreement of the parties with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this letter agreement and the provisions of the Investment Agreement, the provisions of this letter agreement shall govern. Each and every other term, condition, covenant, representation, warranty and provision set forth in the Investment Agreement shall remain in full force and effect in accordance with the terms of the Investment Agreement.

         All references to the Investment Agreement in any other agreement or document shall hereinafter be deemed to refer to the Investment Agreement as amended hereby and as previously amended. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements executed in and to be performed entirely in that State and without regard to any applicable choice of laws or conflicts of laws principles. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any New York state or federal court sitting in The City of New York. This letter agreement shall be effective as of the date first above written.

                                Very truly yours,

                                NTL INCORPORATED

                                By:    /s/ Richard J. Lubasch
                                    ----------------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Executive Vice President, General
                                            Counsel and Secretary

Agreed and accepted:

FRANCE TELECOM S.A.

By:   /s/ Olivier Froissart
   ---------------------------------------
   Name:  Olivier Froissart
   Title: Director M&A Department

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